Exhibit 10.6

Mylan Inc.

One-Time Special Five-Year Performance-Based

Realizable Value Incentive Program

Performance-Based Restricted Stock Unit Award Agreement

Mylan Inc., a Pennsylvania corporation (the “Company”), hereby grants to [●] (the “Participant”), effective as of [●] (the “Grant Date”), the performance-based restricted stock unit award (the “Performance RSUs”) as set forth in this Award Agreement. The Performance RSUs are subject to the terms and conditions set forth in this Award Agreement and in the Company’s 2003 Long-Term Incentive Plan, as amended (the “Plan”). In the event of any inconsistency between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall govern except to the extent specifically set forth herein. Capitalized terms used but not defined in this Award Agreement (including Exhibit A hereto) shall have the meanings ascribed to them in the Plan. Notwithstanding the foregoing, the Performance RSUs shall be subject to any term of any employment agreement between the Company and the Participant that specifically references this Award Agreement (but, for the avoidance of doubt, shall not be subject to any other terms in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

1.           Principal Terms of the Performance RSUs.

Target Number of Performance RSUs:	[●]

Final Vesting Date:	Date the Committee Certifies the Performance Multiplier Following the End of the Performance Period

Baseline Share Value:	$[●] per share of Common Stock

Maximum Share Value:	$[●]

2.          Grant.  The Performance RSUs entitle the Participant, subject to the terms and conditions hereof (including Sections 6 and 7 of this Award Agreement), to receive from the Company after the Final Vesting Date a number of shares of Common Stock equal to (i) the Target Number of Performance RSUs multiplied by (ii) the Performance Multiplier (as defined in Exhibit A) multiplied by (iii) the Share Price Multiplier (as defined in Exhibit A) (the “End of Performance Period Earned Shares”). As soon as practicable (but no later than 10 days) following the Final Vesting Date (and in no event later than March 15, 2019), the Company shall issue or transfer the End of Performance Period Earned Shares to the Participant, which shares shall not be subject to any further vesting requirements (including the Service Vesting Condition in Section 6 of this Award Agreement). The Company shall deliver to the Participant a certificate or certificates, or evidence of book entry, with respect to such shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered. Fractional shares of

Common Stock shall be paid to the Participant in cash. Any Performance RSUs that are not vested after giving effect to this Section 2 on the Final Vesting Date shall be forfeited and shall not be eligible to vest under any other section of this Award Agreement. The Committee shall certify the Performance Multiplier, and shall ensure that the Final Vesting Date occurs, as soon as practicable after the end of the Performance Period (but in no event later than March 15, 2019).

3.          Accelerated Performance Achievement Settlement Event.  In the event that, as of any date prior to the Final Vesting Date, both (i) the closing price of a share of Common Stock on the NASDAQ National Market (“NASDAQ”) (or such other exchange on which the Common Stock is then listed) has equaled or exceeded the Maximum Share Value per share on any 10 trading days in any trailing 60 trading day period and (ii) the Performance Multiplier (as defined in Exhibit A) equals 1.00 (an “Accelerated Performance Achievement Settlement Event”), a number of Performance RSUs equal to (x) the Target Number of Performance RSUs multiplied by (y) the Share Price Multiplier (as defined in Exhibit A) shall, subject to Sections 6 and 7 of this Award Agreement, become immediately vested as of the end of the day that the later of the foregoing events occurs (the “Accelerated Performance Achievement Earned Shares”). As soon as practicable (but no later than 10 days) following the Accelerated Performance Achievement Settlement Event, the Company shall issue or transfer the Accelerated Performance Achievement Earned Shares to the Participant, which shares shall not be subject to any further vesting requirements (including the Service Vesting Condition in Section 6 of this Award Agreement). The Company shall deliver to the Participant a certificate or certificates, or evidence of book entry, with respect to such shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered. Fractional shares of Common Stock shall be paid to the Participant in cash. Any Performance RSUs that are not vested after giving effect to this Section 3 on the date of an Accelerated Performance Achievement Settlement Event shall be forfeited and shall not be eligible to vest under any other section of this Award Agreement.

4.          Change in Control.  In the event of a Change in Control of the Company, a number of Performance RSUs equal to (i) the Target Number of Performance RSUs multiplied by (ii) the Share Price Multiplier (as defined in Exhibit A) shall, subject to Sections 6 and 7 of this Award Agreement, become immediately vested (the “CIC Earned Shares”). As soon as practicable (but no later than 10 days) following a Change in Control of the Company, the Company shall issue or transfer the CIC Earned Shares to the Participant (or, as determined by the Committee, such other consideration paid for such number of shares of Common Stock in the Change in Control). No fractional shares of Common Stock shall be issued or delivered. Fractional shares of Common Stock shall be paid to the Participant in cash. Any Performance RSUs that are not vested after giving effect to this Section 4 on the date of a Change in Control of the Company shall be forfeited and shall not be eligible to vest under any other section of this Award Agreement.

5.          No Other Vesting or Settlement.  Subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), the Performance RSUs shall not be vested or settled except as provided in Section 2, 3 or 4 of this Award Agreement.

6.          Service Vesting Condition.  Notwithstanding any provisions to the contrary in the Plan, but subject to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), the vesting of the Performance RSUs shall be subject to the Participant’s continued employment with the Company or its Subsidiaries through (i) in the case of settlement pursuant to Section 2 of this Award Agreement, December 31, 2018, (ii) in the case of settlement pursuant to Section 3 of this Award Agreement, the Accelerated Performance Achievement Settlement Event and (iii) in the case of settlement pursuant to Section 4 of this Award Agreement, the date of the applicable Change in Control (the “Service Vesting Condition”).

7.          Expiration and Forfeiture.  Any Performance RSUs that are not settled pursuant to Section 2, 3 or 4 of this Award Agreement shall be forfeited on the Final Vesting Date. Subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), and notwithstanding anything to the contrary in the Plan, in the event the Participant’s employment with the Company or its Subsidiaries terminates for any reason at a time when any outstanding Performance RSUs are unvested, such Performance RSUs shall be immediately forfeited, unless otherwise determined by the Company in its sole discretion.

8.          Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by the Performance RSUs until the Participant shall become the holder of record with respect to any such shares of Common Stock.

9.          Nontransferability.  The Performance RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any prohibited Transfer, whether voluntary or involuntary, of the Performance RSUs is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the Performance RSUs, the Participant’s right to such Performance RSUs shall be immediately forfeited to the Company, and this Award Agreement shall be null and void.

10.          Requirements of Law.  The granting of the Performance RSUs and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Performance RSUs shall be null and void to the extent the grant of the Performance RSUs or settlement thereof is prohibited under the laws of the country of the Participant’s residence.

11.          Administration.  This Award Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan, as well as to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, shall not be subject to any other provisions in such agreement or in any other individual agreement (including a Transition and Succession Agreement)). It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

12.          Continuation of Employment.  This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company or any of its Affiliates, nor shall this Award Agreement interfere in any way with any right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

13.          Plan; Prospectus and Related Documents; Electronic Delivery.

(a)          A copy of the Plan will be furnished upon written or oral request made to the Director, Global Executive Compensation, Mylan Inc., 1000 Mylan Boulevard, Canonsburg, PA 15317, or at (724) 514-1533.

(b)          As required by applicable securities laws, the Company is delivering to the Participant a prospectus in connection with this Award, which delivery is being made electronically. The Participant can access the prospectus on the Merrill Lynch intranet system. A paper copy of the prospectus may also be obtained without charge by contacting the Human Relations Department at the address or telephone number listed above. By executing this Award Agreement, the Participant shall be deemed to have consented to receive the prospectus electronically.

(c)          By executing this Award Agreement, the Participant agrees and consents, to the fullest extent permitted by law, in lieu of receiving documents in paper format to accept electronic delivery of any documents that the Company may be required to deliver in connection with the Performance RSUs and any other Awards granted to the Participant under the Plan. Electronic delivery of a document may be via a Company e-mail or by reference to a location on a Company intranet or internet site to which the Participant has access.

14.          Amendment, Modification, Suspension, and Termination.  The Board of Directors shall have the right at any time in its sole discretion, subject to certain restrictions, to alter, amend, modify, suspend, or terminate the Plan in whole or in part, and the Committee shall have the right at any time in its sole discretion to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way the Participant’s Award without the Participant’s written consent.

15.          Applicable Law.  The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law, subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

16.          Entire Agreement.  Except as set forth in Section 17 of this Award Agreement, this Award Agreement, the Plan, any provision of the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement) and the rules and procedures adopted by the Committee contain all of the provisions applicable to the Performance RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

17.          Compensation Recoupment Policy.  Notwithstanding Section 16 of this Award Agreement, the Performance RSUs and shares of Common Stock delivered upon settlement of the Performance RSUs shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to Awards of this type as of the Grant Date.

18.          Section 409A of the Code.  The delivery of shares of Common Stock pursuant to this Award Agreement is intended to comply with Section 409A of the Code, and this Award Agreement shall be interpreted, operated and administered consistent with this intent. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of this Award Agreement under Section 409A of the Code or any other federal, state, local, foreign or other taxes. Tax consequences will depend, in part, upon the application of the relevant tax law to the relevant facts and circumstances. The Participant should consult a competent and independent tax advisor regarding the tax consequences of this Award Agreement.

19.          Limitation of Liability.  The Participant agrees that any liability of the officers, the Committee and the Board of Directors of the Company to the Participant under this Award Agreement shall be limited to those actions or failure to take action which constitute self dealing, willful misconduct or recklessness.

20.          Agreement to Participate.  By executing this Award Agreement, the Participant agrees to participate in the Plan, be subject to the provisions of this Award Agreement and to abide by all of the governing terms and provisions of the Plan and this Award Agreement , subject to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, excluding any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)). Additionally, by executing this Award Agreement, the Participant acknowledges that he or she has reviewed the Plan and this Award Agreement, and he or she fully understands all of the rights under the Plan and this Award Agreement, the Company’s remedies if the Participant violates the terms of this Award Agreement, and all of the terms and conditions which may limit the Participant’s eligibility to retain and receive the Performance RSUs and/or shares of Common Stock issued pursuant to the Plan and this Award Agreement, subject to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, excluding any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

Please refer any questions regarding the Performance RSUs to the Director, Global Executive Compensation, Mylan Inc., 1000 Mylan Boulevard, Canonsburg, PA 15317, or at (724) 514-1533.

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This Award Agreement is executed on behalf of the Company and the Participant, effective as of the Grant Date set forth above.

[Signatory on Behalf of Company]

[Participant]

EXHIBIT A

Applicable Multipliers

1.          Performance Multiplier.  The Performance Multiplier as of any date shall be determined based on the Company’s highest cumulative Adjusted Diluted EPS in any four completed consecutive fiscal quarters during the Performance Period (as determined by the Committee). In the event the highest cumulative Adjusted Diluted EPS in any four completed consecutive fiscal quarters is (i) less than $5.40 per share, the Performance Multiplier shall equal 0, (ii) equal to $5.40 per share, the Performance Multiplier shall equal 0.50, (iii) equal to or greater than $6.00 per share, the Performance Multiplier shall equal 1.00 and (iv) between $5.40 per share and $6.00 per share, the Performance Multiplier shall be determined based on linear interpolation between the levels set forth in clauses (ii) and (iii) and as shown, solely for purposes of illustration, in the table below.

Adjusted Diluted EPS	Performance Multiplier
$5.50	.5833
$5.60	.6666
$5.70	.75
$5.80	.8333
$5.90	.9166

2.          Share Price Multiplier.  The Share Price Multiplier as of a relevant settlement date shall be determined based on the percentage of Target Appreciation achieved during the Performance Period, and shall be equal to a fraction, (i) the numerator of which is (x) the Maximum Share Value multiplied by (y) the Value Creation Multiplier and (ii) the denominator of which is (x) the fair market value of a share of Common Stock on the relevant settlement date (as specified below in this Paragraph 2) multiplied by (y) the Target Appreciation. For the avoidance of doubt, in the event that such fair market value on the relevant settlement date is equal to or less than the Baseline Share Value, the Share Price Multiplier shall equal 0. In the event of settlement pursuant to Section 2 or 3 of the Award Agreement, a share of Common Stock shall be deemed to have a fair market value equal to the closing price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) on, in the case of settlement pursuant to Section 2 of the Award Agreement, the Final Vesting Date or, in the case of settlement pursuant to Section 3 of the Award Agreement, the date of an Accelerated Performance Achievement Event (or, in either case, to the extent such day is not a trading day, the immediately preceding trading day). In the event of settlement pursuant to Section 4 of the Award Agreement, (i) in the event of a Change in Control that involves an acquisition of shares of Common Stock solely for cash, a share of Common Stock shall be deemed to have a fair market value equal to the price to be paid for each share of Common Stock in such Change in Control and (ii) in the case of all other Change in Control transactions, a share of Common Stock shall be deemed to have a fair market value equal to the closing price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) on the final trading day prior to such Change in Control.

The applicable Share Price Multiplier as of any date, solely for purposes of illustration, is show in the table below.

Share Price	Share Price Multiplier
$[●]	[●]
$[●]	[●]
$[●]	[●]
$[●]	[●]
[Maximum Share Value]	1.00

Notwithstanding the foregoing, in the event the closing price of a share of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) has equaled or exceeded the Maximum Share Value per share on any 10 trading days in any trailing 60 trading day period prior to the relevant settlement date, the Share Price Multiplier and the Value Creation Multiplier shall, thereafter and for all purposes hereunder, be determined based on the closing price of a share of Common Stock as of the end of such 10th trading day.

3.          Definitions.  For purposes of this Exhibit A, the following terms have the meanings set forth below.

“Adjusted Diluted EPS” means the Company’s non-GAAP adjusted diluted earnings per share for each applicable period, calculated in accordance with Company practice on a consistent basis and as reported in Form 10-Q or 10-K, as applicable.

“Performance Period” means the period from January 1, 2014 through December 31, 2018.

“Target Appreciation” means the excess of the Maximum Share Value over the Baseline Share Value.

“Value Creation Multiplier” means the excess of (i) the fair market value of a share of Common Stock (as specified in Paragraph 2 of this Exhibit A) on the Final Vesting Date, the date of an Accelerated Performance Achievement Settlement Event or immediately prior to a Change in Control, as applicable, over (ii) the Baseline Share Value; provided, however, that (x) in the event such fair market value exceeds the Maximum Share Value, such fair market value shall be deemed to be equal to the Maximum Share Value and (y) in the event such fair market value is equal to or less than the Baseline Share Value, the Value Creation Multiplier shall be deemed to equal 0.